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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 29, 1997


                                 TECHDYNE, INC.
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             (Exact name of registrant as specified in its charter)


         Florida                        1-14659                59-1709103
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(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)


2330 West 77th Street, Hialeah, Florida                          33016
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (305) 556-9210
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Item 5.  Other Events

         The Company entered into two leases for its manufacturing facilities in Texas. One lease is for 18,225 square feet in AmorRon Park, Austin, Texas to be used for offices, manufacturing and warehousing. This lease commenced on June 1, 1997, is for a period of five years, with one five year-renewal, and provides for an annual rental of $120,285 plus the Company's proportionate share of operating expenses, including taxes, insurance, management fees, common area charges and all of its utility uses. This lease will replace the Company's 6,825 square feet of leased space in the same AmorRon Park.

         A second lease was executed on April 29, 1997 for 15,000 square feet of space for offices, manufacturing and warehousing in Houston, Texas. This lease is a net, net lease for five years through August 31, 2002 at an annual rental of $66,600 the first year, escalating $1,800 per year each year thereafter, plus the Company's pro rata share of operating expenses, common area expenses, maintenance charges, insurance and all of its utility charges. This lease also has one renewal option for five years and replaces the Company's existing leased space of 11,000 square feet in another area of Houston, Texas.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial statements of businesses acquired
                  Not Applicable

         (b)      Pro Forma Financial Information
                  Not Applicable

         (c)      Exhibits

                  (10)   Material Contracts

                           (i) Lease Agreement between The Company and PruCrow Industrial Properties, L.P. dated April 30, 1997
                           (ii) Lease Agreement between The Company and EGP Houston Partners, Ltd. Dated April 29, 1997


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TECHDYNE, INC.

                                             By     /s/ Daniel R. Ouzts
                                               -------------------------------
                                               DANIEL R. OUZTS, Vice President
Dated:  June 4, 1997

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